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                                                                   Exhibit 10.12

                                 LEASE AGREEMENT

Yerevan City                                                        June 1, 2001

The Armenian Research Institute of Scientific Technical Information represented by its Deputy Director Sergey Madatov (hereafter "Landlord"), and HPLA Limited Liability Company, subsidiary of HPL Inc. of the State of California of the United States of America (certificate of registration No. 008912, February 20,
1995) represented by its Director Andranik Hovhannisyan (hereafter "Tenant"), have signed this agreement on the following:

         1. Subject of the Agreement

The "Landlord" offers for lease the 11th floor with total space of 436 m2 of its building located at 49/3 Komitas Ave., Yerevan, and the "Tenant" agrees to lease it for the purpose of performing software engineering and other office related works, paying to the "Landlord" the equivalent in dram of USD 1,520 dollars per month, including 20% value added tax, at the exchange rate established by the Central Bank of the Republic of Armenia in effect on the day of each payment.

         2. Obligations of the Parties

2.1. The "Landlord" undertakes to:
- deliver the space to be leased to the "Tenant" in a technically fit condition, with local telephone lines, and a water, sewer, and light network;
- provide uninterrupted supply of electric power, water supply, drainage, as well as operation of elevators for 24-hours or other regime agreed upon by the "Tenant". In case Landlord interrupts the supply of electricity or water, or the operation of elevators without a prior timely notice to the "Tenant", the "Tenant" has the right to demand from the "Landlord" compensation of losses that it may incur in the result of the fore mentioned interruptions;
- not hinder the "Tenant" in matters of using the leased space if there is no contradiction with the laws of the Republic of Armenia and no harm is caused to the "Landlord";
- not hinder the rules of coexistence.
2.2. The "Tenant" undertakes to:
 - use the leased space to perform only the works mentioned in the Section 1 of this Agreement;
- preserve the leased space in a technically fit condition, not allow damages and destruction, execute minor repairs, if necessary, and get approval from the "Landlord" when substantial internal constructional changes are required. "Tenant" must remedy a damage caused to the leased space (building, rooms, properties, equipment) by its own means, or compensate for it.
- pay to the "Landlord" the monthly rent no later than on the 10th day of a current month, and to pay for the electricity (according to the indications of the electricity meter), local phone lines, and long-distance phone calls according to the bills presented by the "Landlord". If the rent and the amounts of other expenses are not paid within 15 days after the fore-mentioned deadline, the "Landlord" will have the right to demand a payment by the "Tenant" of a penalty fee in amount of 10% of the accumulated debt;

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- not sublease the leased space;
- not initiate any operation geared at the privatization of the space. In the case a decision is made with regard to privatization, this agreement shall not be considered as providing the "Tenant" with any advantage regarding the process, and the privatization itself must be realized according to the existing laws.
- upon termination of this agreement, deliver the leased space, including property and the associated utilities infrastructure to the "Landlord" through an appropriate written act.

         3. Duration of the Agreement and the Dispute Resolution

3.1. This agreement shall be in effect beginning June 1, 2001 and will expire on August 31, 2001. Amendments and additions to this agreement can be made only by a mutual written agreement of the parties. 3.2. The duration of this agreement may be extended by a mutual agreement of the parties. 3.3. Any disputes pertinent to the execution of this agreement shall be settled first in direct negotiation between the parties. If the negotiations fail, the dispute should be settled within procedures existing under the current law of the Republic of Armenia.

         4. Legal addresses of the parties

"Landlord", Yerevan                       "Tenant", Yerevan, Avan-3
Komidas Ave, 49/3                         Narekatsi Street 44, #48,
A/C 8106556 Armeconombank                 A/C 001-059435-001, HSBC Armenia bank
Arabkir branch

Deputy Director:  (sign.) S. Madatov      Director:  (signature) A. Hovhannisyan

Seal                                      Seal